UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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IDENTIV, INC.

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Press release issued by Identiv, Inc. on April 15, 2024

Identiv Welcomes Kirsten Newquist as President, IoT Solutions

Ms. Newquist’s Background Ideal to Drive Growth of Identiv’s Leading Specialty IoT Solutions Business

Company Focused on Digital Transformation of Global Healthcare Market and Related Segments

FREMONT, Calif. — April 15, 2024 — Identiv, Inc. (NASDAQ: INVE), a global digital security and identification leader in the Internet of Things (IoT), today announced that Kirsten Newquist, a proven corporate leader with nearly 30 years’ experience in building successful businesses, has joined the company as President, IoT Solutions. Ms. Newquist will assume the role of CEO of Identiv upon closing of the company’s recently announced transaction with security solutions provider Vitaprotech.

Ms. Newquist’s broad professional background spans corporate strategy, business development, product marketing, product development, project management, and global sales and marketing. She joins Identiv after 17 years at Avery Dennison Corporation, where she was most recently the Global Vice President, Avery Dennison Smartrac, its RFID division. She previously held other leadership roles within Avery, including Global Vice President and General Manager of Avery Dennison Medical, where she significantly grew sales and profitability through patient-centric product innovation and an expanded manufacturing footprint. Prior to Avery, Ms. Newquist held senior positions at Copia Associates, Ancora Management Group, and Iwerks Entertainment.

“I am tremendously excited to be joining Identiv’s executive team at this critical juncture in the company’s history,” said Kirsten Newquist, President, IoT Solutions at Identiv. “Identiv has a unique and compelling opportunity to expand its early leadership position within the specialty IoT market. Its design, development, and production capabilities are well-suited across a wide range of segments, including healthcare, industrial, luxury goods, wine and spirits, and specialty retail.”

Ms. Newquist added, “In particular, Identiv has shown notable strength in the healthcare, pharmaceutical, and medical device vertical. The company has already shown promising potential to deliver life-changing applications that improve patient safety and patient outcomes. I am very much looking forward to collaborating with our IoT team and visionary customers to accelerate the development of pioneering specialty IoT applications.”

“Following an extensive executive search, our Board was thrilled to find Kirsten Newquist to lead the exciting growth and market leadership opportunity of our IoT business,” said James Ousley, Chairman of the Board of Identiv. “She has that rare balance of market vision and passion for robust, customer-focused execution that creates significant value-creation opportunities in business. We’re convinced that we’ve found the right leader to build on our specialty IoT leadership position and to realize our opportunity to be a key enabler of the digital healthcare revolution, one of the great market opportunities in today’s global economy.”

Steven Humphreys, CEO of Identiv, noted, “Kirsten is the perfect leader to grow Identiv IoT during this transformational market period. Her expertise in RFID, especially within the strategically important healthcare industry, her proven success identifying new applications and use cases, as well as her customer-centric approach, are a great fit with Identiv. She’s a world-class business leader who is also pragmatic and detail-oriented, with a strong focus on gross margins and operational excellence. We’re thrilled to welcome her to Identiv and excited to provide the foundation for her leadership of our IoT business, which is poised to play a key role in the transformation of some of today’s most important industries.”

As noted in a press release issued on April 3, 2024, the transaction with Vitaprotech is expected to close in the third quarter of 2024, subject to stockholder approval and other customary closing conditions. The transaction is also subject to review and approval by the Committee on Foreign Investment in the United States (CFIUS) and the Federal Trade Commission under the Hart-Scott-Rodino (HSR) Act.

About Identiv

Identiv, Inc. is a global leader in digitally securing the physical world. Identiv’s platform encompasses RFID and NFC, cybersecurity, and the full spectrum of physical access, video, and audio security.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of management of Identiv and can be identified by words such as “anticipate,” “believe,” “continue,” “plan,” “will,” “intend,” “expect,” “outlook,” and similar references to the future. Any statement that is not a historical fact, including statements regarding: Identiv’s strategy, opportunities, focus and goals; expected benefits of new management, including the belief that Ms. Newquist’s background is ideal to drive the growth of Identiv’s business and that her background creates value creation opportunities; opportunities in the markets and industry in which Identiv operates; beliefs regarding the strengths of Identiv’s business, including the belief that its design, development, and production capabilities are well-suited across a wide range of segments; and the timing of the closing of the transaction. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside Identiv’s control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals from Identiv’s stockholders or regulatory approvals are not obtained; the failure of the transaction to close for any reason; risks that the transaction disrupts current business, plans and operations of Identiv or its business prospects; diversion of management’s attention from Identiv’s ongoing business; the ability of Identiv to retain and hire key personnel; the effect of the change in management and risks related to such transition following the completion of the transaction; competitive responses to the transaction; costs, fees or expenses resulting from the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; Identiv’s ability to continue the momentum in its business; Identiv’s ability to successfully execute its business strategy; Identiv’s ability to satisfy customer demand and expectations; the loss of customers, suppliers or partners; the success of Identiv’s products and strategic partnerships; industry trends and seasonality; the impact of macroeconomic conditions and customer demand, inflation and increases in prices; and the other factors discussed in its periodic reports, including its Annual Report on Form 10-K for the year ended December 31, 2023, and subsequent reports filed with the U.S. Securities and Exchange Commission (the “SEC”). All forward-looking statements are based on information available to Identiv on the date of this press release, and Identiv assumes no obligation to update such statements.

Additional Information and Where to Find It

On April 2, 2024, Identiv entered into a Stock and Asset Purchase Agreement with Hawk Acquisition, Inc., whereby Identiv agreed to sell its physical security business to Buyer (the “Transaction”). Identiv intends to file with the SEC a proxy statement on Schedule 14A with respect to its solicitation of proxies for approval of the Transaction (the “Proxy Statement”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY IDENTIV AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Identiv free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Identiv are also available free of charge in the “Investors—Financials” section of Identiv’s website at identiv.com/investors/financials.

Participants in the Solicitation

Identiv, its directors, director nominees, certain of its officers, and other members of management and employees (as set forth below) are or may be deemed to be “participants” (each a “Participant” and collectively, the “Participants”) in the solicitation of proxies from stockholders of Identiv in connection with the Transaction.

Information about Identiv’s executive officers and directors, including compensation, is set forth in the sections entitled “Election of Directions,” “Executive Compensation,” including “Executive Compensation—Compensation Discussion and Analysis,” and “Corporate Governance—Compensation of Directors” of Identiv’s definitive proxy statement for its 2023 Annual Meeting of Stockholders, filed with the SEC on April 28, 2023 (the “2023 Proxy Statement”), as well as its Current Reports on Form 8-K filed with the SEC on April 13, 2023, October 11, 2023, and April 3, 2024.

As of March 31, 2024, each Participant, other than Gary Kremen and James E. Ousley, set forth below beneficially owned less than 1% of Identiv’s issued and outstanding common stock. Information about the ownership of common stock by Identiv’s executive officers and directors is set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” of the 2023 Proxy Statement. To the extent holdings by the directors and executive officers of Identiv securities reported in the 2023 Proxy Statement have changed, such changes have been reflected in Form 4s filed with the SEC as set forth next to such executive officer’s or director’s name below. Any further changes will be reflected in Forms 3, 4 or 5 to be filed with the SEC, as well as the section entitled “Security Ownership of Certain Beneficial Owners and Management” of Identiv’s definitive Proxy Statement, and other materials to be filed with the SEC. All these documents are or will be available free of charge at the SEC’s website at www.sec.gov and in the “Investors—Financials” section of Identiv’s website at identiv.com/investors/financials.

Directors*^	Security Ownership of Directors	Certain Officers and Other Employees*	Security Ownership of Executive Officers
Laura Angelini	Form 4 filed on August 2, 2023.	Steven Humphreys (Chief Executive Officer and Director)	Form 4s filed on May 2, 2023, May 10, 2023, May 11, 2023, May 15, 2023, June 2, 2023, July 5, 2023, August 2, 2023, September 1, 2023, October 2, 2023, November 2, 2023, December 1, 2023, January 2, 2024, February 1, 2024, March 1, 2024, and April 1, 2024.

Gary Kremen	Form 4 filed on August 2, 2023.	Justin Scarpulla (Chief Financial Officer and Secretary)	N/A

Richard E. Kuntz, M.D.	Form 4 filed on August 2, 2023.	Kirsten F. Newquist (President, IoT Solutions)	N/A

James E. Ousley	Form 4 filed on August 2, 2023.

*	The business address is 2201 Walnut Avenue, Suite 100, Fremont, California 94538.
^	Excludes Steven Humphreys, Identiv’s Chief Executive Officer, who is listed under “Certain Officers and Other Employees.”

Each of Hawk Acquisition, Inc. and Seven2 SAS (together, Vitaprotech) is or may be deemed to be a “participant” in the solicitation of proxies from stockholders of Identiv in connection with the transactions contemplated by the agreement. Information about the ownership of securities of Vitaprotech is set forth in the Schedule 13D filed by Vitaprotech on April  12, 2024. In addition, each of Bleichroeder LP and Bleichroeder Holdings LLC (together, “Bleichroeder”) is or may be deemed to be a “participant” in the solicitation of proxies from stockholders of Identiv in connection with the transactions contemplated by the agreement. Information about the ownership of securities of Bleichroeder is set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” of the 2023 Proxy Statement and Amendment No. 2 to the Schedule 13D filed by Bleichroeder on April 4, 2024. Any further changes will be reflected in the section entitled “Security Ownership of Certain Beneficial Owners and Management” of Identiv’s definitive Proxy Statement, and other materials to be filed with the SEC.

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